Exhibit (p)(9)

NATIXIS ASSET MANAGEMENT U.S., LLC

Dated June 17, 2014

CODE OF ETHICS

This Code of Ethics (the “Code”) is divided into two parts. The first part (“Code Part 1”) applies to US Access Persons of Natixis Asset Management U.S., LLC (“Natixis AM US”). The second part (“Code Part 2”) applies to employees of Natixis Asset Management (“NAM”) who perform certain services for Natixis AM US under the Services Agreement between NAM and Natixis AM US and who are considered Associated Persons of Natixis AM US. This Code has been adopted by Natixis AM US pursuant to Rule 204A-1 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) and Rule 17j-1 under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”) and is intended, among other things, to address the requirements under both rules that are applicable to all persons associated with Natixis AM US who are considered to be “access persons,” each of whom is intended to be subject to either Code Part 1 or Code Part 2.1 The Appendices attached to this Code apply to both Code Part 1 and Code Part 2.

Note: Capitalized terms not defined in the text are defined at the end in Code Appendix A.

Table of Contents
Code Part 1	(US Access Persons of Natixis AM US)	Page 2
Code Part 2	(Associated Persons of Natixis AM US)	Page 6
Appendix A	(Definitions)	Page 10
Appendix B	(Certification of Receipt of Code)	Page 12
Appendix C	(Initial Holdings Report)	Page 13
Appendix D	(Annual Holdings Report)	Page 16
Appendix E	(Quarterly Transactions Report)	Page 19
Appendix F	(Pre-Clearance Form)	Page 21
Appendix G	(Insider Trading Policy)	Page 22

[1]	Natixis AM US manages investment companies registered under the 1940 Act, triggering an obligation to comply with Rule 17j-1. For purposes of this Code, the requirements of Rule 17j-1 apply across all Natixis AM US client accounts.

CODE PART 1

GENERAL ETHICAL STANDARDS

As a US Access Person of Natixis Asset Management U.S., LLC (“Natixis AM US”), you have a fiduciary duty to act in the best interest of the clients that you service. You are thus expected to put the interest of clients first and foremost in your business dealings and day-to-day activities, to conduct yourself in accordance with these standards at all times, and to deal honestly and fairly with all persons with whom you have contact. Also, please be aware that it is generally improper for you to (i) use for your own benefit (or the benefit of anyone other than a client) information about Natixis AM US clients’ trading or investment recommendations or (ii) take advantage of investment opportunities that would otherwise be available for a client.

You also are required to comply with applicable laws and regulations when you conduct your professional activities. This includes complying with applicable U.S. federal securities laws when you provide services to clients of Natixis AM US. In order to comply with these laws, you may rely on the compliance policies and procedures of Natixis AM US that have been communicated to you. You also will receive periodic training on these procedures and should consult with Amber Baker, the Chief Compliance Officer (“CCO”) of Natixis AM US if you have any questions at any time regarding regulatory compliance.

New employees will receive adequate training prior to being asked to be subject to this Code.

You are expected to read and understand all requirements and procedures of the Code and will be required to sign and return a certification acknowledging your receipt of this Code (and any amendment thereto) to the CCO initially and annually on the form included in Code Appendix B. If you do not understand the requirements and procedures of this Code, please contact the CCO before you sign such certification.

Natixis AM US takes violations of this Code seriously. You are required to report violations of the Code to the CCO. If you have any questions about this Code, please contact the CCO, who administers this Code.

RESTRICTIONS

The following restrictions apply to you. Please remember that these restrictions are in addition to any other procedures that have been adopted by Natixis AM US.

•	Pre-Clearance of Certain Personal Securities Transactions

You must obtain approval from the CCO before you acquire Beneficial Ownership in any security in an initial public offering (IPO) or in a limited offering (i.e., a private placement or other type of sale limited to selected investors), in each case whether in the U.S., France or elsewhere. If you are confused about whether or not you need this approval, please check with the CCO before you invest. The Pre-Clearance Form is contained in Code Appendix F. The CCO may revise this Code to add additional pre-clearance requirements if deemed necessary.

•	Ban on Short-Term Trading

You are not allowed to buy shares of a fund managed by Natixis AM US within 60 days of selling shares of the same fund. Additionally, you are not allowed to sell shares of a fund managed by Natixis AM US within 60 days of buying shares of the same fund. This restriction does not apply to 1940 Act money market funds. For purposes of this restriction, trades on which you have no influence (e.g., company retirement plan matching contributions) or automatic transactions (e.g., payroll deduction, deferred compensation, retirement plan contributions, systematic withdrawal plans) are not considered purchases or sales. However, this restriction does apply to exchanges and re-allocation of assets within a retirement or deferred compensation plan account.

•	Blackout Period

You are not allowed to knowingly purchase or sell any Covered Security within a period of seven calendar days (trade date being day zero) before and after the date that a Natixis AM US client, with respect to which you have the ability to influence investment decisions or have prior investment knowledge regarding associated client activity, has purchased or sold such Covered Security or a closely related Covered Security. Knowledge may be inferred in certain situations (for example, if you purchase a Covered Security immediately prior to a purchase being made on behalf of a client of Natixis AM US that then raises the value of such Covered Security significantly). In such situations, you may be required to disgorge any profits, subject to the discretion of the CCO.

•	Ban on Insider Trading

It is unlawful for you to use material, non-public information in violation of the U.S. federal securities laws. You must abide by the Insider Trading Policy contained in Appendix G.

REPORTING

The following reporting requirements apply to you. Please remember that these reporting requirements are in addition to any other procedures that have been adopted by Natixis AM US.

•	Initial and Annual Holdings Reports

Natixis AM US requests that you report brokerage accounts and holdings in Covered Securities in which you have any Beneficial Ownership interest. Alternatively, you may instead provide access to all of your brokerage accounts.

You must submit an Initial Holdings Report to the CCO within 10 days of becoming a US Access Person. This Initial Holdings Report must contain information that is current as of a date that is no more than 45 days prior to the date that you became a US Access Person.

Annual Holdings Reports must be submitted to the CCO on or before the 14th of February each year. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted.

The Initial and Annual Holdings Reports must contain, at a minimum, the following information:

•	the title and type of Covered Security, and as applicable the exchange ticker symbol, ISIN or CUSIP number;

•	the number of shares, and principal amount of each Covered Security in which you have any Beneficial Ownership interest;

•	the name of any financial institution with which you maintain an account in which any Securities are held for your direct or indirect benefit (e.g., brokerage and other accounts in securities with financial institutions); and

•	the date you submit the report.

Instead of providing information regarding required Covered Securities holdings and account information on the Initial and Annual Holdings Report, you may attach to the report a duplicate bank or brokerage account statement containing all of the information required in the report.

The Initial Holdings Report form is contained in Code Appendix C. The Annual Holdings Report form is contained in Code Appendix D. If you have questions about these requirements, please contact the CCO.

•	Quarterly Transaction Reports

Within 30 days after the end of each calendar quarter, you must complete and submit a Quarterly Transaction Report to the CCO. The Quarterly Transaction Report must contain, at a minimum, the following information (as applicable) regarding each transaction during the quarter in a Covered Security in which you had, or as a result of the transaction acquired, a Beneficial Ownership interest:

•	the date of the transaction;

•	the title, and as applicable, the exchange ticker symbol, ISIN or CUSIP number;

•	the interest and maturity date, if applicable;

•	the number of shares and principal amount of each Covered Security involved;

•	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

•	the price of the Covered Security at which the transaction was effected;

•	the name of the financial institution with or through which the transaction was effected; and

•	the date you submit the report.

The Quarterly Transaction Report must also contain, with respect to any account you established in which any Securities were held during the quarter for your direct or indirect benefit, the name of the financial institution with which you established the account and the date the account was established.

The Quarterly Transaction Report form is contained in Code Appendix E. If you have questions about whether you had or acquired a Beneficial Ownership interest in a Covered Security, please contact the CCO.

•	Exceptions from Reporting Requirements

You are not required to submit: (i) any transaction or holdings report with respect to Securities held in accounts over which you had no direct or indirect influence or control (e.g., accounts managed by third-parties on a discretionary basis and for which you have no influence over individual investment decisions); (ii) a transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; or (iii) a transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by Natixis AM US in the required time period (within 30 days after the end of each calendar quarter), if all the information required to be on transaction reports is contained in the broker trade confirmations or account statements.

CODE PART 2

Applicability: These policies and procedures (the “Code”) are in addition to, and not substitutive of, Natixis Asset Management’s current personal trading policies and procedures and apply to all individuals who are informed that they are subject to this Code by Patricia Rouast Duverger or her designee or successor (“Deputy Compliance Officer” or “DCO”), while acting in her capacity as DCO under the terms of the Services Agreement between Natixis Asset Management (“NAM”) and Natixis Asset Management U.S., LLC (“Natixis AM US”) by which certain employees may perform services that will result in them being considered Associated Persons and “access persons” under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

Note: Capitalized terms not defined in the text are defined at the end in Code Appendix A.

If you have any questions about this Code, please contact the DCO, who administers this Code.

GENERAL ETHICAL STANDARDS

As an employee of NAM acting on behalf of Natixis AM US, you have a fiduciary duty to act in the best interest of the clients that you service. You are thus expected to put the interest of clients first and foremost in your business dealings and day-to-day activities, to conduct yourself in accordance with these standards at all times, and to deal honestly and fairly with all persons with whom you have contact. Also, please be aware that it is generally improper for you to (i) use for your own benefit (or the benefit of anyone other than a client) information about NAM’s and Natixis AM US clients’ trading or investment recommendations or (ii) take advantage of investment opportunities that would otherwise be available for a client.

You also are required to comply with applicable laws and regulations when you conduct your professional activities. This includes complying with applicable U.S. federal securities laws when you provide services to clients of Natixis AM US. In order to comply with these laws, you may rely on the compliance policies and procedures of NAM and Natixis AM US that have been communicated to you. You also will receive periodic training on these procedures and should consult with the DCO if you have any questions at any time regarding regulatory compliance with U.S. rules.

The DCO, with the assistance of Natixis AM US, will determine who is an Associated Person subject to this Code, and will maintain the list current at all times. New Associated Persons subject to this Code will receive adequate training prior to being asked to be subject to the Code.

You are expected to read and understand all requirements and procedures of the Code and will be required to sign and return a certification acknowledging your receipt of this Code (and any amendment thereto) to the DCO initially and annually on the form included in Code Appendix B. If you do not understand the requirements and procedures of this Code, please contact the DCO before you sign such certification.

NAM takes violations of this Code seriously. You are reminded that the Code de deontologie of NAM, in conformity with French law, permits you to report potential violations of applicable laws and regulations, including internal ethics and professional rules and procedures. In conformity with (i) that provision, (ii) your agreement to become an Associated Person and comply with certain U.S. legal requirements, and (iii) Rule 204A-1 under the Advisers Act, you can also report violations of this Code to the DCO. You are encouraged to report violations and can be assured that all such reports will be investigated and handled strictly confidentially to the extent permitted by law.

RESTRICTIONS

The following restrictions apply to you. Please remember that these restrictions are in addition to any other procedures that apply to you as a result of your employment by NAM.

•	Pre-Clearance of Certain Personal Securities Transactions

You must obtain approval from the DCO before you acquire Beneficial Ownership in any security in an initial public offering (IPO) or in a limited offering (i.e., a private placement or other type of sale limited to selected investors), in each case whether in the U.S., France or elsewhere. If you are confused about whether or not you need this approval, please check with the DCO before you invest. The Pre-Clearance Form is contained in Code Appendix F. The DCO may revise this Code to add additional pre-clearance requirements if deemed necessary.

•	Ban on Short-Term Trading

You are not allowed to buy shares of a fund managed by Natixis AM US within 60 days of selling shares of the same fund. Additionally, you are not allowed to sell shares of a fund managed by Natixis AM US within 60 days of buying shares of the same fund. This restriction does not apply to 1940 Act money market funds. For purposes of this restriction, trades on which you have no influence (e.g., company retirement plan matching contributions) or automatic transactions (e.g., payroll deduction, deferred compensation, retirement plan contributions, systematic withdrawal plans) are not considered purchases or sales. However, this restriction does apply to exchanges and re-allocation of assets within a retirement or deferred compensation plan account.

•	Blackout Period

You are not allowed to knowingly purchase or sell any Covered Security within a period of seven calendar days (trade date being day zero) before and after the date that a Natixis AM US client, with respect to which you have the ability to influence investment decisions or have prior investment knowledge regarding associated client activity, has purchased or sold such Covered Security or a closely related Covered Security. Knowledge may be inferred in certain situations (for example, if you purchase a Covered Security immediately prior to a purchase being made on behalf of a client of Natixis AM US that then raises the value of such Covered Security significantly). In such situations, you may be required to disgorge any profits, subject to discretion of the DCO.

•	Ban on Insider Trading

It is unlawful for you to use material, non-public information in violation of the U.S. federal securities laws. You must abide by the Insider Trading Policy contained in Appendix G.

REPORTING

The following reporting requirements apply to you. Please remember that these reporting requirements are in addition to any other procedures that apply to you as a result of your employment by NAM.

•	Initial and Annual Holdings Reports

NAM requests that you report brokerage accounts and holdings in Covered Securities in which you have any Beneficial Ownership interest. Alternatively, you may instead provide access to all of your brokerage accounts.

You must submit an Initial Holdings Report to the DCO within 10 days of becoming an Associated Person. This Initial Holdings Report must contain information that is current as of a date that is no more than 45 days prior to the date that you became an Associated Person.

Annual Holdings Reports must be submitted to the DCO on or before the 14th of February each year. The information contained in the Annual Holdings Report must be current as of a date no more than 45 days prior to the date the Annual Holdings Report is submitted.

The Initial and Annual Holdings Reports must contain, at a minimum, the following information:

•	the title and type of Covered Security, and as applicable the exchange ticker symbol, ISIN or CUSIP number;

•	the number of shares, and principal amount of each Covered Security in which you have any Beneficial Ownership interest;

•	the name of any financial institution with which you maintain an account in which any Securities are held for your direct or indirect benefit (e.g., brokerage and other accounts in securities with financial institutions); and

•	the date you submit the report.

Instead of providing information regarding required Covered Securities holdings and account information on the Initial and Annual Holdings Report, you may attach to the report a duplicate bank or brokerage account statement containing all of the information required in the report.

The Initial Holdings Report form is contained in Code Appendix C. The Annual Holdings Report form is contained in Code Appendix D. If you have questions about these requirements, please contact the DCO.

•	Quarterly Transaction Reports

Within 30 days after the end of each calendar quarter, you must complete and submit a Quarterly Transaction Report to the DCO. The Quarterly Transaction Report must contain, at a minimum, the following information (as applicable) regarding each transaction during the quarter in a Covered Security in which you had, or as a result of the transaction acquired, a Beneficial Ownership interest:

•	the date of the transaction;

•	the title, and as applicable, the exchange ticker symbol, ISIN or CUSIP number;

•	the interest and maturity date, if applicable;

•	the number of shares and principal amount of each Covered Security involved;

•	the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

•	the price of the Covered Security at which the transaction was effected;

•	the name of the financial institution with or through which the transaction was effected; and

•	the date you submit the report.

The Quarterly Transaction Report must also contain, with respect to any account you established in which any Securities were held during the quarter for your direct or indirect benefit, the name of the financial institution with which you established the account and the date the account was established.

The Quarterly Transaction Report form is contained in Code Appendix E. If you have questions about whether you had or acquired a Beneficial Ownership interest in a Covered Security, please contact the DCO.

•	Exceptions from Reporting Requirements

You are not required to submit: (i) any transaction or holdings report with respect to Securities held in accounts over which you had no direct or indirect influence or control (e.g., accounts managed by third-parties on a discretionary basis and for which you have no influence over individual investment decisions); (ii) a transaction report with respect to transactions effected pursuant to an Automatic Investment Plan; or (iii) a transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by NAM in the required time period (within 30 days after the end of each calendar quarter), if all the information required to be on transaction reports is contained in the broker trade confirmations or account statements.

CODE APPENDIX A

DEFINITIONS

Associated Person: any employee of NAM who has been designated as an “associated person” of Natixis AM US in accordance with the Services Agreement, as such term is defined therein.

Automatic Investment Plan: a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment program.

Beneficial Ownership: any interest in securities whereby a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect “pecuniary interest” in such securities. The definition of “pecuniary interest” is complex but generally includes an interest held by a person that provides the person the opportunity to profit or share in any profit derived from a transaction in the securities. Beneficial Ownership includes, but is not limited to, securities (i) held in a person’s own name; (ii) held with another in joint ownership arrangements; (iii) held by members of a person’s immediate family sharing the same household; (iv) owned by a corporation that is directly or indirectly controlled by, or under common control with, such person; and (v) over which a person has discretionary authority outside of his or her ordinary course of business. Please contact the DCO or CCO, as applicable, if you have any uncertainty over whether you have Beneficial Ownership over a security.

Covered Security: any Security other than Non-Reportable Securities.

Non-Access Director: any person who is a member of the Board of Directors of Natixis AM US but who is not an officer, partner or employee of Natixis AM US and who:

•	in connection with their regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Securities by Natixis AM US clients, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

•	does not have access to non-public information regarding any Natixis AM US client’s purchase or sale of Securities, or non-public information regarding the portfolio holdings of any Natixis AM US client; and

•	is not involved in making securities recommendations to Natixis AM US clients and does not have access to such recommendations that are non-public.

Non-Reportable Securities: any of the following: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end investment companies (including mutual funds) unless a member of the Natixis group (NAM, Natixis AM US or other affiliated investment advisers) acts as investment adviser or principal underwriter for the fund; and (v) exchange traded funds (“ETFs”), other than those in which Natixis AM US trades. Please contact the DCO or CCO, as applicable, if you need a list of affiliated investment advisers.

Security: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

Services Agreement: the agreement between NAM and Natixis AM US pursuant to which certain employees of NAM serve as Associated Persons of Natixis AM US.

US Access Person: any employee, partner, officer or director of Natixis AM US who is not a Non-Access Director and who:

•	has access to nonpublic information regarding any Natixis AM US clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client of Natixis AM US; or

•	is involved in making securities recommendations to Natixis AM US clients, or who has access to such recommendations that are nonpublic.

CODE APPENDIX B

ACKNOWLEDGMENT AND CERTIFICATION

I acknowledge receipt of this Code. I have read and understand this Code and agree to be governed by it. I certify that I have complied with the requirements of this Code in the past year (if I was subject to the Code during this time). I also certify that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

(signature)

Print Name of Reporting Person

Date:

CODE APPENDIX C

FORM OF INITIAL HOLDINGS REPORT

Print Name of Reporting Person	Date Person Became Subject to these
Reporting Requirements

Date Report Due	Information Reported Accurate as of Date
(w/in 10 days of becoming a US Access	(Must be current as of a date no more than
Person or an Associated Person)	45 days prior to becoming a US Access
Person or an Associated Person)

Instructions: You are required to provide the information requested in the attached table regarding any accounts maintained at a financial institution holding Securities with respect to which you may be deemed to have a Beneficial Ownership interest. In lieu of completing the attached table, you may provide copies of account statements if all information requested is provided.

All terms used in this Report have the same meaning as set forth in the Code.

With respect to accounts in which you hold only Non-Reportable Securities, you only need to provide: (i) the name of the financial institution that holds the account; (ii) the account number; and (iii) the name on the account.

INITIAL HOLDINGS REPORT

For Accounts holding Covered Securities

Account Number	Name on Account	Title and Type of Security	Ticker Symbol, ISIN or CUSIP Number	No. of Shares	Principal Amount	Name of Financial Institution that Holds the Account

(Use additional pages if needed.)

If you have no Covered Securities, please check this box.  ☐

If you are submitting this report to supplement brokerage statements to which the DCO or CCO, as applicable, has been granted review access, please check this box.  ☐

For Accounts holding only Non-Reportable Securities:

Account Number	Name on Account	Name of Financial Institution that Holds the Account

Certification

I certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 45 days prior to my submitting this Report).

Signature	Date

CODE APPENDIX D

FORM OF ANNUAL HOLDINGS REPORT

Due on or before February 14

Print Name of Reporting Person	Information Reported Accurate as of Date (Must be current as of a date no more than 45 days prior to the date this report is submitted)

Instructions: You are required to provide the information requested in the attached table regarding any accounts maintained at a financial institution holding Securities with respect to which you may be deemed to have a Beneficial Ownership interest. In lieu of completing the attached table, you may provide copies of account statements to the DCO or CCO, as applicable, if all information requested is provided.

All terms used in this Report have the same meaning as set forth in the Code.

With respect to accounts in which you hold only Non-Reportable Securities, you only need to provide: (i) the name of the financial institution that holds the account; (ii) the account number; and (iii) the name on the account.

ANNUAL HOLDINGS REPORT

Due On Or Before February 14

For Accounts holding Covered Securities:

Account Number	Name on Account	Title and Type of Security	Ticker Symbol, ISIN or CUSIP Number	No. of Shares	Principal Amount	Name of Financial Institution that Holds the Account

(Use additional pages if needed.)

If you have no Covered Securities, please check this box.  ☐

If you are submitting this report to supplement brokerage statements to which the DCO or CCO, as applicable, has been granted review access, please check this box.  ☐

For Accounts holding only Non-Reportable Securities:

Account Number	Name on Account	Name of Financial Institution that Holds the Account

Certification

I certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 45 days prior to my submitting this Report).

Signature	Date

CODE APPENDIX E

FORM OF QUARTERLY TRANSACTION REPORT

Print Name of Reporting Person	Date Report Submitted

Calendar Quarter Ended	Date Due (30 days after Quarter End)

Instructions: Provide the information requested below, as applicable, for each transaction in Covered Securities during the calendar quarter specified above in which you had, or as a result of the transaction obtained, a Beneficial Ownership interest in the Covered Securities.

All terms used in this Report have the same meaning as set forth in the Code.

You do not need to provide information regarding securities transactions if you provide copies of the outside brokerage account statements reflecting such transactions to the DCO or CCO, as applicable, not less than 30 days following the end of the calendar quarter.

SECURITIES TRANSACTIONS

(Use additional sheets if necessary)

Trade Date	Name of Security & Ticker, ISIN or CUSIP	Interest Rate	Maturity Date	# of Shares	Principal Amount	Buy/Sell	Price	Name of Financial Institution Effecting Transaction

If you have no reportable transactions for the quarter or if such transactions are exempt from reporting as outlined in the Code, please check the box.  ☐

If you are submitting this report to supplement brokerage statements to which the DCO or CCO, as applicable, has been granted review access, please check this box.  ☐

Certification

I certify that the information in this Report is true and complete in all material respects as of the date specified above (which is not more than 30 days after the end of the quarter).

Signature	Date

CODE APPENDIX F

PERSONAL SECURITIES TRANSACTION PRE-CLEARANCE FORM

To be completed if you seek to acquire Beneficial Ownership in any Security in an initial public offering or in a limited offering. Please use a separate form for each Security.

Note: Capitalized terms are defined in the Code.

Your name (please print)

Account for which approval is sought (e.g., personal, spouse, etc.)

Quantity	Issue (Full Security Description)		Ticker, ISIN or
CUSIP

IPO	Private Placement	Other Limited Offering
☐ Yes ☐ No	☐ Yes ☐ No	☐ Yes ☐ No

Unless otherwise approved and stated herein, approvals are valid until the close of business on the day approval has been granted. Accordingly, unless otherwise approved and stated herein, GTC (good-‘til-cancelled) orders are prohibited, and if a trade is not fully executed by the close of the trading day for which approved, you are required to submit a new pre-clearance form for the balance. It is your responsibility to comply with all provisions of the Code. Obtaining pre-clearance satisfies the pre-clearance requirements of the Code but does not imply compliance with the Code’s other provisions.

By signing below, you certify the following: you agree that the above trade order is in compliance with the Code and is not based on knowledge of an actual client order in the Security that is being purchased or sold, or knowledge that the Security is being considered for purchase or sale by one or more specific clients. You also acknowledge that you are not in possession of material, nonpublic (“inside”) information pertaining to the Security or issuer of the Security.

Date:	Signature:

Approval/Rejection

Trade Has Been:     ☐  Approved     ☐  Rejected

By:
	DCO or CCO, as applicable	Date Approved/Rejected

CODE APPENDIX G

INSIDER TRADING POLICY

While the law concerning insider trading is not static, it is generally understood that the U.S. federal securities laws prohibit:

(1)	trading by an insider, while aware of material, non-public information;

(2)	trading by a non-insider, while aware of material, non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated;

(3)	an insider communicating material, non-public information to others;

(4)	a non-insider communicating material, non-public information to others where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

(5)	trading while aware of material, non-public information regarding a tender offer.

You shall not:

(1)	trade in any security, either personally or on behalf of others, while aware of material, non-public information relating to the issuer of that security;

(2)	communicate material, non-public information to any other person;

(3)	while aware of material, non-public information, recommend trading a security in an issuer to which the information relates, or otherwise recommend the purchase or sale of any such security; and

(4)	trade in violation of federal securities laws in a security subject to a tender offer while aware of material, non-public information relating to the tender offer or the issuer of the security.

The foregoing should be understood as a brief synopsis of a complex legal subject matter and shall not be deemed to prohibit conduct that is otherwise lawful and consistent with your fiduciary duty.

Any questions regarding this policy should be referred to the DCO or CCO, as applicable.